Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-234745, 333-235967, 333-239232, 333-256464, 333-263484, and 333-267469) on Form S-8 and in the registration statements (Nos. 333-233918, 333-233962, 333-248642, 333-248657, and 333-266650) on Form S-3 of our report dated March 2, 2023, with respect to the consolidated financial statements of DermTech, Inc.

/s/ KPMG LLP
San Diego, California
March 2, 2023